                                                                    EXHIBIT 99.1

[O'CHARLEY'S INC. LOGO]

CONTACT: A. Chad Fitzhugh
         Chief Financial Officer
         (615) 782-8818


                 O'CHARLEY'S INC. REPORTS SECOND QUARTER RESULTS

NASHVILLE, Tenn. (August 6, 2004) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today reported revenues and earnings per share for the 12-week and 28-week periods ended July 11, 2004.

O'Charley's Inc. Financial and Operational Highlights

         For the 12-week period ended July 11, 2004, earnings per diluted share were $0.23 compared with $0.27 per share in the 12-week period ended July 13, 2003, consistent with the Company's previous guidance. Revenues in the second quarter increased 12.2% to $201.2 million from $179.2 million in the prior-year period. Net earnings for the second quarter were $5.3 million compared with $6.1 million in the prior-year period.

         Earnings per diluted share for the 28 weeks ended July 11, 2004, were $0.57 compared with $0.68 per diluted share for the 28 weeks ended July 13, 2003. Revenues rose 18.9% to $468.9 million from $394.3 million in the prior-year period, which reflects the revenue for Ninety Nine Restaurant & Pub from January 27, 2003. Net earnings for the 28-week period were $13.0 million compared with $15.0 million in the prior-year period.

         Gregory L. Burns, chairman and chief executive officer of O'Charley's Inc. stated, "We are generally pleased with the continued growth in same store sales in all three of our concepts. Our initiatives to increase customer counts at O'Charley's are working despite an overall slower quarter for the restaurant industry. Continued increases in commodity costs, particularly poultry, pork and dairy, more than offset the growth in sales for both the second quarter and the first half of 2004. We estimate that commodity cost increases reduced our earnings by approximately $0.08 per diluted share and $0.17 per diluted share in the second quarter and first half, respectively. While the remainder of 2004 will continue to have challenges, we are optimistic about continued sales and earnings growth and an improving economy."

O'Charley's Restaurants

         Restaurant sales for O'Charley's increased 11.2% to $135.6 million for the second quarter. Same store sales for the second quarter were up 2.8% when compared with the prior-year period. Comparable restaurant sales for the first 28 weeks were up 3.5% when compared with last year. Four new O'Charley's restaurants opened during the second quarter and one has opened to date in the third quarter, bringing the total number of O'Charley's restaurants to 217. The Company expects to open a total of approximately 15 new O'Charley's restaurants in 2004, with all restaurants expected to open in existing markets.



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            3038 Sidco Drive * Nashville, TN 37204 * (615) 256-8500
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CHUX Reports Second Quarter Results
Page 2
August 6, 2004

         Commenting on the results for O'Charley's, Mr. Burns stated, "At O'Charley's, the same store sales increase was driven by a 3.6% increase in customer visits. While we believe we have room to increase prices, we elected not to increase prices at this time. We continue to focus on store level execution, building our customer base, and promotions with broad customer appeal."

Ninety Nine Restaurant & Pub Restaurants

         Restaurant sales for Ninety Nine increased 14.9% to $58.7 million for the second quarter. Same store sales for the second quarter were up 1.9% compared with the prior-year period and up 1.8% for the first 28 weeks of fiscal 2004. Two new Ninety Nine restaurants opened in the second quarter, bringing the total to 91 Ninety Nine restaurants. The Company expects to open a total of approximately 12 new Ninety Nine restaurants in 2004, opening primarily in existing markets.

         Mr. Burns stated, "Ninety Nine continues to produce consistent growth in same store sales and profitability despite a decline of 1.7% in customer counts for the second quarter. Rising commodity costs also had an adverse impact on operating margins. We will continue to expand the concept in existing markets where Ninety Nine enjoys a very loyal customer base."

Stoney River Legendary Steaks Restaurants

         Second quarter sales for Stoney River Legendary Steaks increased 7.5% to $5.4 million. Same store sales increased 6.1% for the second quarter compared with the prior-year period and are up 8.1% for the year-to-date period. The Company does not intend to open any Stoney River restaurants in 2004. Mr. Burns added, "Stoney River continued to increase same store sales despite comparing to a quarter last year with a number of successful marketing initiatives. We now believe Stoney River has matured to the point where we intend to resume new store openings in 2005."

Outlook for Third Fiscal Quarter of 2004

         The Company stated that it expects to report net earnings of $0.20 to $0.22 per diluted share for the third quarter ending October 3, 2004. These projected results for the third fiscal quarter are based upon anticipated increases in same store sales of 1% to 3% and two additional restaurants for the O'Charley's concept and same store sales increases of 1% to 3% and four to five new restaurants for the Ninety Nine concept in the third quarter. During the second quarter, commodity costs were approximately 5% higher than the prior-year period. The Company expects commodity costs to moderate in the third quarter but to remain higher for most of the remainder of 2004 compared to 2003, offset, in part, by continued improvement in sales from all three concepts.

Investor Conference Call and Web Simulcast

         O'Charley's Inc. will conduct a conference call on its second quarter earnings release on August 6, 2004, at 11:00 a.m. EDT. The number to call for this interactive teleconference is (913) 981-4912. A replay of the conference call will be available until August 13, 2004, by dialing (719) 457-0820 and entering the passcode, 775422.

         The Company will also provide an on-line Web simulcast and rebroadcast of the conference call. The live broadcast of the Company's quarterly conference call will be available on-line at the Company's Website at www.ocharleys.com, as well as www.streetevents.com, www.fulldisclosure.com and www.vcall.com on August 6, 2004, beginning at 11:00 a.m. EDT. The on-line replay will follow shortly after the call and continue until August 20, 2004.

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CHUX Reports Second Quarter Results
Page 3
August 6, 2004

         O'Charley's Inc. operates 217 O'Charley's restaurants in 16 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly-baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 91 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to successfully implement sales building initiatives at the O'Charley's concept, increase operating margins and sustain increases in same store sales; the effect that increases in food, labor and other expenses, including those associated with the sales building initiatives, have on our results of operations; the adverse impact of the Hepatitis A occurrence and the related litigation on the Company's results of operations; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; and the other risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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CHUX Reports Second Quarter Results
Page 4
August 6, 2004

                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                 12 WEEKS ENDED JULY 11, 2004 AND JULY 13, 2003

                                                                     2004                         2003
                                                          --------------------------   --------------------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
       Restaurant sales                                   $  199,645           99.2%   $  178,011           99.3%
       Commissary sales                                        1,510            0.8%        1,203            0.7%
                                                          ----------     ----------    ----------     ----------
                                                             201,155          100.0%      179,214          100.0%
Costs and Expenses:
       Cost of restaurant sales:
          Cost of food and beverage                           61,838           31.0%       51,533           28.9%
          Payroll and benefits                                66,551           33.3%       59,255           33.3%
          Restaurant operating costs                          36,119           18.1%       31,984           18.0%
       Cost of commissary sales                                1,430            0.7%        1,131            0.6%
       Advertising, general and administrative expenses       14,265            7.1%       12,385            6.9%
       Depreciation and amortization                           9,131            4.5%        8,647            4.8%
       Preopening costs                                        1,036            0.5%        1,575            0.9%
                                                          ----------                   ----------
                                                             190,370           94.6%      166,510           92.9%
                                                          ----------     ----------    ----------     ----------

Income from Operations                                        10,785            5.4%       12,704            7.1%

Other (Income) Expense:
       Interest expense, net                                   3,127            1.6%        3,414            1.9%
       Other, net                                                (23)           0.0%          (80)           0.0%
                                                          ----------     ----------    ----------     ----------
                                                               3,104            1.5%        3,334            1.9%
                                                          ----------     ----------    ----------     ----------

Earnings Before Income Taxes                                   7,681            3.8%        9,370            5.2%
Income Taxes                                                   2,423            1.2%        3,256            1.8%
                                                          ----------     ----------    ----------     ----------
Net Earnings                                              $    5,258            2.6%   $    6,114            3.4%
                                                          ==========     ==========    ==========     ==========

Basic Earnings per Share:
       Earnings per Common Share                          $     0.23                   $     0.28
                                                          ==========                   ==========
       Weighted Average Common Shares Outstanding             22,430                       21,803
                                                          ==========                   ==========

Diluted Earnings per Share:
       Earnings per Common Share                          $     0.23                   $     0.27
                                                          ==========                   ==========
       Weighted Average Common Shares Outstanding             22,834                       22,733
                                                          ==========                   ==========



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CHUX Reports Second Quarter Results
Page 5
August 6, 2004


                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                 28 WEEKS ENDED JULY 11, 2004 AND JULY 13, 2003

                                                                     2004                        2003
                                                          -------------------------    -------------------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
       Restaurant sales                                   $  464,650           99.1%   $  391,293           99.2%
       Commissary sales                                        4,248            0.9%        3,005            0.8%
                                                          ----------     ----------    ----------     ----------
                                                             468,898          100.0%      394,298          100.0%
Costs and Expenses:
       Cost of restaurant sales:
          Cost of food and beverage                          141,433           30.4%      110,840           28.3%
          Payroll and benefits                               157,139           33.8%      128,630           32.9%
          Restaurant operating costs                          83,318           17.9%       70,895           18.1%
       Cost of commissary sales                                4,011            0.9%        2,823            0.7%
       Advertising, general and administrative expenses       33,217            7.1%       28,507            7.2%
       Depreciation and amortization                          20,706            4.4%       18,606            4.7%
       Preopening costs                                        2,678            0.6%        3,956            1.0%
                                                          ----------                   ----------
                                                             442,502           94.4%      364,257           92.4%
                                                          ----------     ----------    ----------     ----------

Income from Operations                                        26,396            5.6%       30,041            7.6%

Other (Income) Expense:
       Interest expense, net                                   7,091            1.5%        7,161            1.8%
       Other, net                                                  8            0.0%         (123)           0.0%
                                                          ----------     ----------    ----------     ----------
                                                               7,099            1.5%        7,038            1.8%
                                                          ----------     ----------    ----------     ----------

Earnings Before Income Taxes                                  19,297            4.1%       23,003            5.8%
Income Taxes                                                   6,329            1.3%        7,994            2.0%
                                                          ----------     ----------    ----------     ----------
Net Earnings                                              $   12,968            2.8%   $   15,009            3.8%
                                                          ==========     ==========    ==========     ==========

Basic Earnings per Share:
       Net Earnings                                       $     0.58                   $     0.71
                                                          ==========                   ==========
       Weighted Average Shares Outstanding                    22,372                       21,227
                                                          ==========                   ==========

Diluted Earnings per Share:
       Net Earnings                                       $     0.57                   $     0.68
                                                          ==========                   ==========
       Weighted Average Shares Outstanding                    22,779                       22,210
                                                          ==========                   ==========

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CHUX Reports Second Quarter Results
Page 6
August 6, 2004


                                O'CHARLEY'S INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                     AT JULY 11, 2004 AND DECEMBER 28, 2003

                                                           2004         2003
                                                        ----------   ----------
                                                             (IN THOUSANDS)

Cash                                                    $    5,690   $    9,574
Other current assets                                        53,514       39,930
Property and equipment, net                                435,178      429,361
Goodwill and other intangible assets                       118,995      118,990
Other assets                                                23,204       22,380
                                                        ----------   ----------
      Total assets                                      $  636,581   $  620,235
                                                        ==========   ==========

Current portion of long-term debt and capital leases    $   10,585   $   10,031
Other current liabilities                                   80,121       69,767
Deferred income taxes                                        8,705        6,940
Long-term debt, net of current portion                     148,134      165,145
Capitalized lease obligations, net of current portion       33,028       34,453
Other liabilities                                           36,573       30,764
Shareholders' equity                                       319,435      303,135
                                                        ----------   ----------
      Total liabilities and shareholders' equity        $  636,581   $  620,235
                                                        ==========   ==========



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